PricewaterhouseCoopers LLP 1880 Century Park East Century City West Los Angeles CA 90067 Telephone (310) 201 1700

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Sunland Entertainment Co., Inc., (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 13, 2002.  We agree with the statements concerning our Firm in such Form 8-K.

PricewaterhouseCoopers LLP

August 14, 2002

Los Angeles, California